Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 3 of our report dated December 16, 2022, relating to the consolidated financial statements and consolidated financial highlights, which appears in PGIM Real Assets Fund's Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Consolidated Financial Statements", "Independent Registered Public Accounting Firm" and "Consolidated Financial Highlights" in such Registration Statement.

New York, New York

February 21, 2023

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 3 of our report dated December 19, 2022, relating to the financial statements and financial highlights, which appears in PGIM Global Dynamic Bond Fund's Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

February 21, 2023

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 3 of our report dated December 16, 2022, relating to the financial statements and financial highlights, which appears in PGIM Wadhwani Systematic Absolute Return Fund's Annual Report on Form N-CSR for the year ended October 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

February 21, 2023